PROTEIN POLYMER TECHNOLOGIES, INC.
8% SECURED PROMISSORY NOTE
AS AMENDED
DUE MARCH 31, 2009
AMENDMENT NO. 2
DATED AS OF MARCH 31, 2009

On January 9, 2008, Protein Polymer Technologies, Inc., ("Maker"), issued to Matthew J. Szulik ("Payee") a note (the "Note") in the principal amount of Six Million Four Hundred Fourteen Thousand Eight Hundred and Thirty Seven ($6,414,837.00) Dollars pursuant to which, among other things, Maker agreed to pay the Obligations, as defined therein, to Payee on September 1, 2008, or sooner as otherwise provided therein. On September 1, 2008, pursuant to Amendment No. 1, the Note was amended to extend the Maturity Date from September 1, 2008 through March 31, 2009. In accordance with the terms of Section 10 (f) thereof, the Note is hereby amended as follows:

1. In the first paragraph "March 31, 2009" is changed to "September 30, 2009."

Counterparts. This Amendment No. 2 may be executed in one or more counterparts, including by facsimile and electronic transmission, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same Amendment No. 2.

Governing Law. This Amendment No. 2 shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the jurisdiction to be determined by Payee.

Except as set forth above, the Note is not modified, changed or otherwise amended and remains in full force and effect in accordance with its terms as amended herein.

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 2 to the Note as of the day and year first above written.

Protein Polymer Technologies, Inc., Maker,
a Delaware corporation

By: ______________________
James B. McCarthy,
Interim Chief Executive Officer

TAG Virgin Islands, Inc., as agent for
Matthew J. Szulik, Payee

____
James Tagliaferri, President